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                                                           EXHIBIT 10(f)

                                   ONEIDA LTD.

                           Restricted Stock Award Plan

     In order to reward the efforts of certain key employees of Oneida Ltd., the Company has established the Oneida Ltd. Restricted Stock Award Plan, as follows:

1. For purposes of this plan, the following words shall have the following meanings:

     (a) "Board of Directors" or "Board" shall mean the Board of Directors of Oneida Ltd.

     (b) "Cause" shall mean (i) the willful failure of a Recipient to satisfactorily perform the duties consistent with his title and position; (ii) the commission by a Recipient of a felony, or the perpetration by a Recipient of a dishonest act or common law fraud against the Company or any of its subsidiaries; or (iii) any other willful act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries and failure of such Recipient to correct such act or omission within ten business days after notice by the Company of such act or omission.

     (c) "Change in Control" shall mean an event where (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this Section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (C) the Stockholders of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation
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effected to implement a recapitalization of the Company (or similar transaction)
in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or
(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (d) "Committee" shall mean the Management Development and Executive Compensation Committee of the Board of Directors. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Exchange Act.

     (e)  "Common Stock" shall mean the Company's $6.25 par value common stock.

     (f)  "Company" shall mean Oneida Ltd.

     (g) "Disability" shall mean permanent disability in accordance with the disability policy of the Company as in effect for the Recipient on the date any such disability is incurred.

     (h)  "Effective Date" shall mean February 1, 1990.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder and any successor provisions thereto.

     (j) "Good Reason" shall mean, with respect to any Recipient, (i) failure to elect or reelect or to appoint or reappoint such a Recipient to, or removal of such Recipient from, the position such Recipient holds with the Company at the commencement of the Restriction Period or a superior position; (ii) relocation of the office of the Company where such Recipient is employed to a location more than 50 miles from Oneida, New York; or (iii) a material reduction in such Recipient's total annual cash compensation.

     (k)  "Plan" shall mean the Oneida Ltd. Restricted Stock Award Plan.

     (l) "Recipient" shall mean any eligible employee of the Company, as determined in accordance with paragraph 2 hereof, to whom an award has been made.

     (m) "Restricted Stock" shall mean a share of Common Stock granted to a Recipient subject to the restrictions set forth herein.

     (n) "Restricted Stock Agreement" shall mean the written agreement between the Company and the recipient setting forth the terms and conditions of an award of Restricted Stock under the Plan.

     (o) "Restriction Period" shall mean the period commencing on the date of grant of a Recipient's Restricted Stock (or such other date determined by the Committee and set forth in the Restricted Stock Agreement) and ending not earlier than three and not later than five
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years after such  date  of  grant, unless sooner terminated in accordance with paragraph 5 hereof. The duration of the Restriction Period shall be determined by the Committee and set forth in the applicable Restricted Stock Agreement.

     (p) "Retirement" shall mean termination or resignation of employment with the Company on or after "normal retirement age," as such term or a similar term is defined in the Company's qualified defined benefit retirement plan.

     (q) "Special Circumstances" shall mean such events as the Committee may, in its sole discretion, and from time to time, determine to warrant the full or partial vesting of previously unvested Restricted Stock, provided, however, that Special circumstances shall not include termination of a Recipient's employment for cause.

2. Restricted Stock may be granted under the Plan only to officers and key employees of the Company whose job performance, in the judgment of the committee, can have a positive impact (from a financial point of view or otherwise) on the performance of the Company.

3.   (a)   The Committee shall have the sole and exclusive authority to select from the class of eligible employees specified in paragraph 2 hereof the Recipients of awards of Restricted Stock under the Plan and to determine the number of shares of Restricted Stock awarded to a Recipient which may vary by Recipient.

     (b) Subject to the terms of the Plan, the Committee shall have the authority to (i) prescribe the form or forms of instruments evidencing any awards under the Plan, (ii) adopt, amend and rescind such rules and regulations as may be necessary or advisable, in the judgment of the Committee for the administration of the Plan, (iii) construe and interpret the Plan and the rules, regulations and instruments promulgated by the Committee under the Plan and (iv) make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations by the Committee shall be final, conclusive and binding upon the Company, the recipient and any and all interested parties.

     (c) The total number of shares of Common Stock which may be issued under the Plan, shall be 100,000 shares (as adjusted from time to time for stock dividends, stock splits, recapitalization or the like). Restricted stock issued under the Plan which is forfeited by a Recipient under the terms of the Plan or the Restricted Stock Agreement shall again be eligible for future awards under the Plan.

4. Shares of Restricted Stock awarded to a Recipient shall vest in accordance with the schedule set forth in each Recipient's Restricted Stock Agreement, provided the Recipient is employed by the Company at the end of each vesting period or otherwise meets the conditions set forth in such Agreement.

5. If a Recipient's employment terminates during the Restriction Period (i) due to death, Retirement, Disability, termination of employment without Cause or termination of employment by the recipient for Good Reason, or (ii) for any reason other than termination
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for Cause following a Change  in  Control,  the portion of the award then outstanding and not vested shall fully vest as of the date of termination. If a Recipient's employment terminates due to Special Circumstances, the Committee, in its sole discretion, may provide that some or all of the nonvested portion of a Recipient's Restricted Stock shall vest immediately as of the date of such termination, provided, however, that any such determination by the Committee shall apply only to the Recipient then terminated and shall not govern or control the Committee's decision with respect to any other Recipient whose employment ends under the same or similar circumstances. Termination of employment for any reason other than the foregoing will result in the immediate forfeiture of all nonvested Restricted Stock then held by the terminated Recipient.

6. During the Restriction Period, the Recipient will be entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Stock and receive dividends declared on such shares of Restricted Stock. However, any shares of Common Stock received as a result of a stock distribution to holders of nonvested Restricted Stock or as a stock dividend or stock split in respect of shares of Restricted Stock which are nonvested as of the date thereof shall be subject to the same restrictions as such shares of nonvested Restricted Stock.

7. The Restricted Stock shall be non-transferable until such time as it vests, subject to further restrictions on transfer as may be applicable under Federal or state securities laws of the rules and regulations or any exchange or automated quotation system on which the Common Stock is listed. The stock certificates evidencing an award of Restricted Stock shall be registered in the name of the Recipient and shall bear a legend referring to the terms, conditions and restrictions applicable to such Restricted Stock under the Plan or the Restricted Stock Agreement or under any applicable provisions of Federal or state securities laws or the rules and regulations of any applicable exchange or automated quotation system. Physical possession or custody of the certificates will be retained by the Company until such time as the Restricted Stock has vested.

8. The value of a Restricted Stock award shall not be includable for determining compensation or benefits under any other Company compensation or benefit plan, unless such inclusion is required by the terms of such other plan or applicable law.

9. Nothing in this Plan or the Restricted Stock Agreement shall confer on a Recipient any right to continue in the employ of the Company or affect in any way the right of the Company to terminate such Recipient's employment without notice, at any time, for any or no reason.

10. The Board of Directors may amend or terminate the Plan at any time; provided, however, that any amendment which must be approved by the shareholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 of the Exchange Act shall not be effective unless and until such shareholder approval has been obtained in compliance therewith; and provided, further, that no amendment to the Plan shall impair any
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rights  of  a Recipient with respect to awards under the Plan which are outstanding as of the effective date of such amendment without the prior written consent of the affected Recipient.

11. Prior to the delivery to the Recipient of stock certificates in respect of Restricted Stock which has vested, the Company and the Recipient shall make an arrangement for the withholding of all applicable Federal, state and local taxes. The Committee, in its sole discretion, may permit a Recipient to satisfy some or all of this withholding obligation by surrendering that number of shares of Common Stock then owned by the Recipient (which shares may be either shares of vested Restricted Stock or other shares of Common Stock) with a fair market value as of the date of such surrender equal to the value of the withholding obligation to be satisfied with shares of Common Stock. In addition,  in  the  event that the Recipient is subject to  the  provisions  of
Section 16 of the Exchange Act, the following shall apply: (i) the election by the Recipient to use Common Stock to satisfy the withholding obligation shall be made either not less than six months prior to the applicable vesting date of the Restricted Stock or during one of the "window periods" described in Rule 16b-3 of the Exchange Act; and (ii) the fair market value, determined as of the date of such withholding, of the shares so applied shall not exceed the maximum marginal tax rate arising as a result of the vesting of the shares of Restricted Stock in respect of which such withholding election is made.

12. The Plan and the Restricted Stock Agreements shall be governed by, and construed and administered in accordance with, the laws of the State of New York.

13. The Plan shall be effective as of the Effective Date and, unless terminated earlier in accordance with paragraph 10 hereof, shall terminate, except with respect to outstanding awards, on the Tenth anniversary of the Effective Date.

14. Notwithstanding any of the foregoing, the validity and effectiveness of this Plan is contingent upon its approval by shareholders at the May 30, 1990 Annual Meeting. Dividends accruing from shares issued under the Plan will be held in escrow and voting rights arising from such shares will be suspended until after shareholders approve the Plan.